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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 55 to the Registration Statement (No. 2-47015) on Form N-1A under the Securities Act of 1933, as amended, of Temporary Investment Fund, Inc. (TempFund and TempCash):

         .The inclusion of our report dated October 27, 1995 accompanying the financial statements in the Statement of Additional Information for the TempFund and TempCash Portfolios.

         .The incorporation by reference of our report dated October 27, 1995 into each of the Prospectuses of the TempFund and TempCash Portfolios.

         .The reference to our Firm under the heading "Financial Highlights" in each of the Prospectuses of the TempFund and TempCash Portfolios and under the heading "Auditors" in the Statement of Additional Information for the TempFund and TempCash Portfolios.


/s/Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 24, 1996